Exhibit 99.1

For Immediate Release	Contact: Bob DeFillippo
November 11, 2003	973-802-4149

PRUDENTIAL DECLARES ANNUAL DIVIDEND ON COMMON STOCK

Newark, NJ – Prudential Financial, Inc. (NYSE:PRU) announced today that its Board of Directors has declared an annual dividend for 2003 of $0.50 per share of Common Stock, payable on December 18, 2003 to shareholders of record at the close of business on November 25, 2003.

Prudential Financial companies, with approximately $421 billion in total assets under management as of September 30, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.